Exhibit 32.2 - Chief Financial Officer Certification (Section 906)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Basic Services, Inc. (the "Company") on Form 10-QSB for the period ending September, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Jeffrey Geller, CFO of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Jeffrey Geller
Jeffrey Geller
CFO/Director

Date June 2, 2008